UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 11, 2026

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2026, Treasure Global Inc, a Delaware corporation (the “Company” or “TGL”), entered into a Software Development Agreement (“Agreement”) with Mestiz Technology Sdn Bhd, a company incorporated under the laws of Malaysia (“Mestiz Tech”). Pursuant to the Software Development Agreement, the Company engaged Mestiz Tech to build a centralized Power BI business intelligence platform for the Company and its subsidiaries. The scope of Mestiz Tech’s services covers the design, development, integration and implementation of centralised Microsoft Power BI Business Intelligence solution across three (3) business environments: (i) lifestyle membership and retail business; (ii) loyalty and digital ecosystem business; and (iii) digital wallet and fintech business. The objective of the work to be performed by Mestiz Tech under the Agreement is to transform operational and transactional data into meaningful business intelligence, allowing management to monitor business performance, customer behaviour, financial performance and operational risks through centralized dashboards and reporting.

The Company engaged Mestiz Tech on a non-exclusive basis, such engagement commencing on the date of the Agreement and continuing until one (1) year thereafter. Mestiz Tech agreed to perform the work described in Appendix A of the Agreement. Either party may at any time request a change to the scope of services of the Agreement by submitting a written change request to the other party. As consideration for Mestiz Tech’s services under the Agreement, the Company agreed to pay Mestiz Tech $2,000,000 (“Service Fee”) in accordance with the milestone payment schedule set forth in Appendix C of the Agreement. The Service Fee may, at the Company’s sole and absolute discretion, be satisfied in cash, common stock of the Company (“TGL Shares”), or any combination thereof in accordance with the terms set forth in Appendix C. Mestiz Tech will be an independent contractor of the Company. Within 14 days from the effective date of the Agreement, Mestiz Tech will prepare and deliver a detailed implementation plan to the Company, which implementation plan (“Implementation Plan”) will set forth the activities, milestone dates, resource allocation, dependencies, and critical path for the performance of Mestiz Tech’s services under the Agreement. The Implementation Plan is subject to the Company’s written approval.

Either party may terminate an Agreement immediately upon written notice in the event of a material breach that is incapable of being remedied or that remain unremedied after thirty (30) days prior written notice. Termination may also occur upon insolvency, winding-up, or cessation of business of either party, or by mutual agreement. The parties may also agree to terminate the Agreement, and the Agreement may be terminated if continued performance would cause either party to be in breach of any Applicable Laws (as defined in the Agreement) or regulatory requirements.

The parties agreed to customary representations and warranties and indemnities for agreements of this type.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Any TGL Shares issued pursuant to this Agreement would be issued on a restricted stock basis for a period of six (6) months from the date issuance, subject to compliance with Rule 144 of the Securities Act of 1933, as amended. The Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation S promulgated thereunder.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Form of Software Development Agreement between the Company and Mestiz Technology Sdn Bhd
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2026	TREASURE GLOBAL INC.

	By:	/s/ Pusparajan a/l Vadiveloo
	Name:	Pusparajan a/l Vadiveloo
	Title:	Chief Financial Officer

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